                                                                    EXHIBIT 3.0


WHEN RECORDED, RETURN TO:                              31248-01000:022497:SCM:2





                                AMENDMENT NO. 4
                                     TO THE
                   AMENDED AND RESTATED DECLARATION OF TRUST
                                       OF
                          NATIONAL INCOME REALTY TRUST
                  (formerly CONSOLIDATED CAPITAL INCOME TRUST)

                        --------------------------------


         The Amended and Restated Declaration of Trust dated June 15, 1987 for NATIONAL INCOME REALTY TRUST (formerly Consolidated Capital Income Trust), recorded on July 29, 1987 as Instrument No. 87-212433 in the Alameda County, California Records, as amended by Amendment No. 1 effective June 22, 1989, recorded July 13, 1989 as Instrument No. 89-188235 in the Alameda County, California Records, as further amended by Amendment No. 2 effective March 22, 1990, recorded on April 11, 1990, as Instrument No. 90-098391 in the Alameda County, California Records, as further amended by Amendment No. 3 effective June 3, 1992, recorded June 29, 1992 as Instrument No. 92-210806 in the Alameda County, California Records (collectively, the "Declaration of Trust"), is hereby further amended as follows, such amendments having been approved by shareholders holding a majority of the outstanding Shares of Beneficial Interest entitled to vote thereon at a meeting held on March 20, 1997:

         Subpart (l) of Section 3.2 of the Declaration of Trust is amended to read in its entirety hereafter as follows:

                  "(l) to enter into joint ventures, general or limited partnerships, and any other lawful combinations or associations, create, acquire or invest in any business entity (including a corporation whether or not a wholly-owned subsidiary or REMIC), and to purchase, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, mortgage, lend, pledge, sell or otherwise dispose of, and otherwise use and deal in and with, securities, shares or other interests in, or obligations of, domestic or foreign corporations, associations, partnerships, limited liability companies, other real estate investment trusts, or individuals, direct or indirect obligations of the United States or of any other government, state, territory, government district, or municipality, or any instrumentality thereof, and to be an organizer, partner, member, associate, equity owner, equity participant or manager of any partnership, joint venture, limited liability company or other enterprise, and to the extent permitted in any other jurisdiction, to be an incorporator of any other corporation of any type or kind."


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         The following provisions are added to Section 3.2 as additional subparts (w) through (y), with the existing last subpart to be re-numbered (z) as follows:

                  "(w) to purchase or otherwise acquire its own bonds, debentures, certificates, or other evidences of indebtedness or obligations for its own Shares and hold those acquired Shares as Treasury Shares or cancel or otherwise dispose of those acquired Shares and to redeem or purchase Shares made redeemable by the provisions of this Declaration, if any.

                  "(x) to engage in any and all activities that are mandated, authorized or permitted by sections of the Internal Revenue Code of 1986, as amended, or any successor statute, that relate to or govern real estate investment trusts or the regulations adopted under that law.

                  "(y) whether included in the foregoing or not, to have and exercise all powers necessary or appropriate to effect any or all of the purposes for which this Trust is organized.

                  "(z) (renumbered from [w]) to do all other such acts and things as are incident to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Trust; to promote any of the purposes for which the Trust is formed, and to carry out the provisions of this Declaration."

         Subpart (d) of Section 5.3 is repealed and deleted and replaced with the following language:

                  "(d)     deleted;"

         Subpart (e) of Section 5.3 is repealed and deleted and replaced with the following language:

                  "(e)     deleted;"

         Subpart (g) of Section 5.3 is repealed and deleted and replaced with the following language:

                  "(g)     deleted;"

         Subpart (o) of Section 5.3 is repealed and deleted and replaced with the following language:

                  "(o)     deleted;"


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         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 4 as of March 20, 1997, in one or more counterparts, each of which shall be deemed an original and all of which, together, constitute but one and the same instrument.


                                        /s/ IRVING E. COHEN
                                        --------------------------------------
                                        Irving E. Cohen, Trustee


                                        /s/ WILLIAM S. FRIEDMAN
                                        --------------------------------------
                                        William S. Friedman, Trustee


                                        /s/ SALLY HERNANDEZ-PINERO
                                        --------------------------------------
                                        Sally Hernandez-Pinero, Trustee


                                        /s/ DAN L. JOHNSTON
                                        --------------------------------------
                                        Dan L. Johnston, Trustee


                                        /s/ LANCE LIEBMAN
                                        --------------------------------------
                                        Lance Liebman, Trustee


                                        /s/ LAWRENCE G. SCHAFRAN
                                        --------------------------------------
                                        Lawrence G. Schafran, Trustee


                                        /s/ RAYMOND V. J. SCHRAG
                                        --------------------------------------
                                        Raymond V. J. Schrag, Trustee


                                        /s/ CARL B. WEISBROD
                                        --------------------------------------
                                        Carl B. Weisbrod, Trustee


THE STATE OF NEW YORK  )
COUNTY OF NEW YORK     )

         The foregoing instrument was acknowledged before me on March 20, 1997, by Irving E. Cohen.


                                         /s/ LAWRENCE S. HARTMAN
                                         --------------------------------------

                                         Notary Public, State of
                                                                 --------------
                                         My commission expires:

                                         --------------------------------------

                                                    LAWRENCE S. HARTMAN
                                              Notary Public, State of New York
                                                      No. 02HA5062161
                                                  Qualified in Kings County
                                              Commission Expires June 24, 1998


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



THE STATE OF NEW YORK   )
                        )
COUNTY  OF NEW YORK     )

         The foregoing instrument was acknowledged before me on March 20, 1997, by William S. Friedman.


                                         /s/ LAWRENCE S. HARTMAN
                                         --------------------------------------
                                         Notary Public, State of New York
                                         My commission expires:

                                         --------------------------------------


THE STATE OF NEW YORK    )                       LAWRENCE S. HARTMAN
                         )                 Notary Public, State of New York
COUNTY OF NEW YORK       )                         No. 02HA5062161
                                              Qualified in Kings County
                                           Commission Expires June 24, 1998


         The foregoing instrument was acknowledged before me on March 20, 1997, by Sally Hernandez-Pinero.



                                         /s/ LAWRENCE S. HARTMAN
                                         --------------------------------------
                                         Notary Public, State of
                                                                 --------------
                                         My commission expires:

                                         --------------------------------------


THE STATE OF NEW YORK    )                       LAWRENCE S. HARTMAN
                         )                 Notary Public, State of New York
COUNTY OF NEW YORK       )                         No. 02HA5062161
                                              Qualified in Kings County
                                           Commission Expires June 24, 1998

         The foregoing instrument was acknowledged before me on March 20, 1997, by Dan L. Johnston.



                                         /s/ LAWRENCE S. HARTMAN
                                         --------------------------------------
                                         Notary Public, State of
                                                                 --------------
                                         My commission expires:

                                         --------------------------------------



                                                 LAWRENCE S. HARTMAN
                                           Notary Public, State of New York
                                                   No. 02HA5062161
                                              Qualified in Kings County
                                           Commission Expires June 24, 1998




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



THE STATE OF NEW YORK    )

                         )
COUNTY OF NEW YORK       )


         The foregoing instrument was acknowledged before me on March 20, 1997, by Lance Liebman.


                                          /s/ ALYSSA J. ZIMMERMAN BASSETT
                                         --------------------------------------
                                         Notary Public, State of New York

                                         My commission expires:

                                         --------------------------------------

                                           ALYSSA J. ZIMMERMAN BASSETT
                                         Notary Public, State of New York
                                                    No. 4980637
                                           Qualified in New York County
                                         Commission Expires April 22, 1997




THE STATE OF MARYLAND    )

                         )
COUNTY OF HARVARD        )


         The foregoing instrument was acknowledged before me on March 28, 1997, by Lawrence G. Schafran.


                                         /s/ LINDA M. MASON
                                         --------------------------------------
                                         Notary Public, State of Maryland

                                         My commission expires:

                                               3/2/99
                                         --------------------------------------



THE STATE OF NEW YORK    )

                         )
COUNTY OF NEW YORK       )


         The foregoing instrument was acknowledged before me on March 28, 1997, by Raymond V. J. Schrag.


                                         /s/ ROBERTA YATES
                                         --------------------------------------
                                         Notary Public, State of
                                                                ---------------
                                         My commission expires:

                                         --------------------------------------

                                                  ROBERTA YATES
                                         NOTARY PUBLIC, STATE OF NEW YORK
                                                  No. 24-4661458
                                             Qualified in Kings County
                                               Term Expires 12/31/97
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


THE STATE OF NEW YORK    )
                         )
COUNTY OF NEW YORK       )

         The foregoing instrument was acknowledged before me on March 20, 1997, by Carl B. Weisbrod.


                                         /s/ LAWRENCE S. HARTMAN
                                         ---------------------------------------
                                         Notary Public, State of
                                                                 --------------

                                         --------------------------------------



                                                 LAWRENCE S. HARTMAN
                                           Notary Public, State of New York
                                                   No. 02HA5062161
                                               Qualified in Kings County
                                           Commission Expires June 24, 1998




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